Exhibit 99.4

Dear Depositor:

Pursuant to a Plan of Conversion (the “Plan”), Mt. Washington Savings Bank will convert from the mutual to the stock form of organization and form a stock holding company. To accomplish the conversion, we need your participation in an important vote. Enclosed are materials describing the transaction, the offering and your voting rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of these materials, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors to be held on _____________, 2014 at _________. (Eastern Time) at the Bank’s offices at 2110 Beechmont Avenue, Cincinnati, Ohio. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy card.  These are not duplicate proxy cards.  Please vote by returning each proxy card received.  Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.  FAILURE TO VOTE EACH PROXY CARD HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

If the Plan is approved let me assure you that:

●	existing deposit accounts and loans will not undergo any change; and

●	deposit accounts will continue to be federally insured to the fullest extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of MW Bancorp, Inc. or (2) an agent of Mt. Washington Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions regarding the transaction or how to vote, please call us, toll free, ______________, Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time.

Sincerely,

Gregory P. Niesen
President and Chief Executive Officer
This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

J

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), Mt. Washington Savings Bank will convert from the mutual to the stock form of organization. To accomplish the conversion, MW Bancorp, Inc., newly-formed to become the parent company of Mt. Washington Savings Bank, is conducting an offering of shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and Proxy Card(s), and a Questions and Answers Brochure, with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:
Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Mt. Washington Savings Bank’s eligible depositors.

NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.  Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts. Please vote each Proxy Card you receive. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the simple instructions on the Proxy Card.  Our Board of Directors urges you to vote “FOR” the Plan.

Please note:
●	The proceeds resulting from the sale of stock will allow us to grow and to expand our services;
●
The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at Mt. Washington Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit; and

●	You will have the right, but not an obligation, to buy MW Bancorp, Inc. common stock and may do so without the payment of a commission before it is offered to the general public.

THE STOCK OFFERING:
As a depositor of Mt. Washington Savings Bank, you have a priority right, but no obligation, to buy shares of MW Bancorp, Inc. common stock during the offering, before they are available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of MW Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 p.m., Eastern Time, on ______, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

 I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Mt. Washington Savings Bank customer.

Sincerely,

Gregory P. Niesen
President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at __________________.
Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

VS

Dear Friend:

MW Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Mt. Washington Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Mt. Washington Savings Bank at the close of business on June 30, 2013 or September 30, 2014 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of MW Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Eastern Time, on ____________, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about MW Bancorp, Inc. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an MW Bancorp, Inc. shareholder.

Sincerely,

Gregory P. Niesen
President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at ____________.
Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

F

LOBBY POSTER – VOTE REMINDER

(For posting in the Bank’s lobby, on the front doors, at teller windows, the customer service desk, etc.)

HAVE YOU VOTED YET?

We wish to remind all customers who were depositors as of _______, 2014 to vote to approve our Plan of Conversion.

●	The Plan will not result in changes to our staff or your account relationships with Mt. Washington Savings Bank.

●	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

●	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting
“FOR” the Plan of Conversion.

If you have questions about voting,
call our Information Center, toll-free,
at ______________,
from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Information Center is closed on weekends and bank holidays.

Mt. Washington Savings Bank [LOGO]

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

LOBBY POSTER – OFFERING REMINDER

OUR COMMON STOCK OFFERING IS ENDING SOON.

MW Bancorp, Inc., the proposed holding company for Mt.
Washington Savings Bank, is conducting a common stock offering.
If you are a Mt. Washington Savings Bank deposit customer you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from MW Bancorp, Inc. without paying any sales commission.  However, the subscription offering for depositors of the Bank is scheduled to expire at 12:00 p.m., Eastern Time, on, 2014.

To receive a copy of the Prospectus and Stock Order Form,
call our Stock Information Center, toll-free, at ______________,
The Stock Information Center is open from 10:00 a.m. to 4:00 p.m.,
Eastern Time, Monday through Friday.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT

Proposed Holding Company for
Mt. Washington Savings Bank

UP TO 977,500 SHARES COMMON STOCK
(subject to increase to 1,124,125 shares)

$10.00 Per Share Purchase Price

MW Bancorp, Inc. is conducting an offering of its common stock.
During the offering, shares may be purchased directly from MW Bancorp, Inc.
without sales commission.

This offering expires at 12:00 p.m., Eastern Time, on  ___________, 2014.

To receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at ______________.  The Stock Information Center is open from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Dear Prospective Investor:

MW Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Mt. Washington Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of MW Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Eastern Time, on ______________, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about MW Bancorp, Inc. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an MW Bancorp, Inc. shareholder.

Sincerely,

Gregory P. Niesen
President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at __________________.  Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION (“PLAN”).

In order to implement the Plan,
we need the approval of our depositors.

Your Board of Directors urges you to vote “FOR” the Plan.

Please disregard this notice if you have already voted.
If you are unsure whether you have voted,
vote the enclosed replacement Proxy Card.
Your vote will not be counted twice!

If you received more than one of these reminder mailings,
please vote each Proxy Card received!  Vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card.

Please note:
Implementation of the Plan will not have any effect
on your deposit accounts or loans from Mt. Washington Savings Bank. Your deposit accounts will not be converted to common stock. Voting on the Plan will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions?

Please call our Information Center, toll-free, at __________________.
Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

PG 1

PLEASE VOTE
THE ENCLOSED PROXY CARD!

If you have not voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Cards.

Vote by mail using the enclosed envelope
or follow the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED
THE PLAN OF CONVERSION (“PLAN”) AND URGES YOU TO VOTE “FOR” THE PLAN.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN.

VOTING ON THE PLAN WILL NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK IN THE OFFERING.

The Plan changes our form of corporate organization, but will not result in changes to bank staff, management or your deposit accounts or loans.
Your deposit accounts will not be converted to common stock.

Please Note:
If you received more than one of these reminder mailings,
please vote each Proxy Card received.

Questions?

Please call our Information Center, toll-free, at ______________.
Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

PG 2

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the
Proxy Card(s) we mailed to you.
You may receive a courtesy telephone call.
Please feel free to ask questions of our agents.

IF YOU ARE UNSURE WHETHER YOU VOTED,
PLEASE VOTE THE ENCLOSED REPLACEMENT
PROXY CARD. YOUR VOTE WILL NOT BE
COUNTED TWICE.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED “FOR”
THE PLAN OF CONVERSION (“PLAN”).

NOT VOTING EACH PROXY CARD HAS THE SAME EFFECT AS
VOTING “AGAINST” THE PLAN.

Voting does not obligate you to purchase
shares of common stock in the offering
nor does it affect your Mt. Washington Savings Bank
deposit accounts or loans.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. Vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card.

Questions?

Please call our Information Center, toll-free, at ________________.
Hours of Operation: Monday – Friday 10:00 a.m. - 4:00 p.m., Eastern Time, except bank holidays.

PG 3

Q&A

Questions and Answers
About our Conversion and Stock Offering

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by
Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the conversion of Mt. Washington Savings Bank to the stock form of organization and the related MW Bancorp, Inc. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

THE CONVERSION

What is the conversion?

Under our Plan of Conversion (the “Plan”), Mt. Washington Savings Bank is converting from the mutual to the stock form of organization. As a result of the conversion, a newly-formed company, MW Bancorp, Inc. will become the parent company of Mt. Washington Savings Bank. Shares of common stock of MW Bancorp, Inc. are currently being offered for sale.

What are the reasons for the conversion and offering?

Our primary reasons for converting to the stock form of ownership and undertaking the stock offering are to: increase our capital to enhance our financial strength and to support lending and deposit growth in communities we serve and to increase our lending limits; to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; to have greater flexibility to structure and finance the opportunistic expansion of our operations; and to offer our customers and employees an opportunity to purchase our stock.

Is Mt. Washington Savings Bank considered “well-capitalized” for regulatory purposes?

Yes. At June 30, 2014, Mt. Washington Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Will customers notice any change in the Bank’s day-to-day activities as a result of the conversion and the offering?

No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, or staff.

Will the conversion and offering affect customers’ deposit accounts or loans?

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the plan is also subject to depositor approval. Why should I vote on the plan of conversion?

Your vote “For” the Plan is extremely important to us. Our Board of Directors believes that converting to a public structure will best support the Bank’s capital position during a period of economic uncertainty, help us to retain and attract qualified personnel, and enable us to offer you expanded services.

You have received a Proxy Statement describing the Plan, which cannot be implemented without depositor approval. Voting does not require you to purchase common stock in the offering.

What happens if i don’t vote?

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.  Approval requires the affirmative vote of the majority of all votes eligible to be cast.  For this reason, failure to vote all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the stock offering.

How do i vote?

You can vote by mail, internet, or telephone. You can also drop off your signed proxy cards at the Bank’s office during normal office hours. PLEASE VOTE PROMPTLY.

How many votes are available to me?

Depositors are entitled to one vote for each $250 on deposit, plus a proportional fractional vote for any remaining amount of such deposit.

Why did I receive more than one proxy card?

If you had more than one deposit account as of ________, 2014, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. These are not duplicate Proxy Cards.  Please promptly vote by returning each Proxy Card you receive. Your vote will not be counted twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

MW Bancorp, Inc. is offering for sale between 722,500 and 977,500 shares of common stock (subject to increase to 1,124,125 shares) at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the stock offering?

Pursuant to our Plan, non-transferable rights to subscribe for shares of MW Bancorp, Inc. common stock in the Subscription Offering have been granted to eligible depositors of Mt. Washington Savings Bank.

Subscription Offering purchase priorities are as follows:
Priority 1 - To depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 at the close of business on June 30, 2013.
Priority 2 - Our tax-qualified employee benefit plans;

Priority 3 - To depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 at the close of business on September 30, 2014 who are not eligible in priority 1, above.

Priority 4 - To all other depositors with accounts at Mt. Washington Savings Bank at the close of business on _________, 2014 who are not eligible in priorities 1 or 3, above.
Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given to natural persons (including trusts of natural persons) residing in Hamilton and Clermont Counties, Ohio.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May i allow someone else to use my stock order form to take advantage of my priority as an eligible accountholder?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

How may i buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original stock order form, together with full payment payable to MW Bancorp, Inc. or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, provided that the stock order form is received before 12:00 p.m., Eastern Time, on ________________, 2014.  You may submit your order form and payment by mail using the return envelope provided, by overnight delivery to the indicated address on the order form, or by bringing your order in person to the Bank’s office at 2110 Beechwood Avenue, Cincinnati, Ohio.  We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 p.m., Eastern Time, on ______________, 2014, unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, must be received (not postmarked) by this time.

How may i pay for the shares?

Payment for shares can be remitted in two ways:  1.)  Personal check, bank check or money order made payable directly to MW Bancorp, Inc.; or 2.)  Authorizing us to withdraw available funds from the types of Mt. Washington Savings Bank deposit accounts designated on the stock order form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing stock in the offering.

Mt. Washington Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use a Mt. Washington Savings Bank line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash or wire transfers.  You may not designate withdrawal from Mt. Washington Savings Bank accounts with check-writing privileges; instead, please submit a check.  If you request that we directly withdraw the funds with a check from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  You may not authorize direct withdrawal from a Mt. Washington Savings Bank retirement account. See information on IRAs below.

Will i earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.20% per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Mt. Washington Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Are there limits to how many shares I can order?

Yes. The minimum order is 25 shares ($250). No individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than 10,000 shares ($100,000) of common stock.  If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

●	your spouse or relatives of you or your spouse living in your house;
●	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or
●	other persons who may be your associates or persons acting in concert with you.

May I use my mt. washington savings bank individual retirement account (“IRA”) to purchase the shares?

You may use funds currently held in retirement accounts with Mt. Washington Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Mt. Washington Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the _______________, 2014 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place an order to subscribe for stock?

No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by __________________, 2015.

Will the stock be insured?

No. Like any common stock, MW Bancorp’s stock will NOT be insured.

Will dividends be paid on the stock?

Following the completion of the conversion, our Board of Directors will have the authority to declare dividends on our common stock subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividends and payments.

How will mw Bancorp, inc. shares trade?

MW Bancorp, Inc.’s common stock is expected to be quoted on the OTC Pink Marketplace (OTCPK) (www.otcmarkets.com) upon conclusion of the stock offering.

If I purchase shares in the offering, when and how will I receive my shares?

All shares of common stock sold will be issued in book entry form.  Stock certificates will not be issued.  A statement reflecting ownership of shares of common stock sold in the subscription offering and community offering will be mailed to the stock registration address noted by purchasers on the stock order form.  It is possible that until the ownership statements are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock prior to your receipt of the ownership statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at _______________.  Hours of operation are Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

To Depositors and Friends of Mt. Washington Savings Bank

Sterne, Agee & Leach, Inc., a member of the Financial Industry Regulatory Authority, is assisting Mt. Washington Savings Bank in converting from the mutual to the stock form of ownership, subject to approval by the depositors of Mt. Washington Savings Bank. Upon completion of the conversion, Mt. Washington Savings Bank will be a wholly-owned subsidiary of MW Bancorp, Inc., a newly formed stock holding company. In connection with the conversion, MW Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of MW Bancorp Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of MW Bancorp, Inc. common stock being offered to depositors of Mt. Washington Savings Bank and various other persons until 12:00 p.m., Eastern Time, on _______________, 2014. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” MW Bancorp, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the conversion and the stock offering, please call us, toll free, at ______________, Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Sterne, Agee & Leach, Inc.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

BD

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER
[MW Bancorp, Inc. Letterhead]

Date

Name1
Name2
Address1
Address2
City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of MW Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at _________________, Monday – Friday, 10:00am – 4:00pm, Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #: ________
Name2	Order #: ________
Address1	Number of Shares Requested: ____________
Address2	Offering Priority: ______ (subject to verification; see descriptions below)
City, State Zip	Ownership Type: _____

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated [date], 2014, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering period ends at 12:00 noon, Eastern Time, on _______________, 2014. It may take several weeks before statements of ownership can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
MW BANCORP, INC.

Offering Priority Descriptions:

SUBSCRIPTION OFFERING:
1.	Depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 as of the close of business on June 30, 2013;
2.	Mt. Washington Savings Bank tax qualified employee benefit plans;
3.	Depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 as of the close of business on September 30, 2014; and,
4.	All other depositors of Mt. Washington Savings Bank at the close of business on _______________, 2014.
COMMUNITY OFFERING:
5.	Residents of Hamilton and Clermont Counties, Ohio.
6.	Members of the general public.

STOCK OWNERSHIP STATEMENT MAILING LETTER
[MW Bancorp, Inc.]

Dear Shareholder:

I would like to welcome you as a shareholder of MW Bancorp, Inc. A total of [#shares] shares were purchased by investors at $10.00 per share. Thank you for your investment and your confidence in our organization.

Your stock ownership statement is enclosed.  Please review the ownership statement carefully to make sure the registration name and address are correct. If you find an error or have questions about your stock ownership registration, please contact our Transfer Agent:

on the web:
www.TBD.com
by mail:
TBD
Address TBD
Address TBD
by phone:
(800) TBD-XXXX
by email:
 TBD

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at 0.20% per annum, calculated from the date your order was processed through _______________, 2015.

If your stock order was paid in full or in part by authorizing a withdrawal from a Mt. Washington Savings Bank deposit account, the withdrawal was made on __________________, 2015. Until then, interest was earned at your contract rate, and the interest remains in your account.

MW Bancorp, Inc. common stock is quoted on the OTC Pink Marketplace (OTCPK) under the trading symbol “[TBD].” Should you wish to buy or sell MW Bancorp, Inc. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Gregory P. Niesen
President and Chief Executive Officer

START OF OFFERING
Mt. Washington Savings Bank Website Message

Plan of Conversion
Information

Mt. Washington Savings Bank is pleased to announce that materials were mailed on or about _____, regarding the Bank’s Plan of Conversion and the stock offering by MW Bancorp, Inc. If you were a depositor as of June 30, 2013, September 30, 2014, or __________, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a member of Mt. Washington Savings Bank as of __________, one or more proxy cards are included in your packet. We encourage you to sign and return ALL proxy cards as promptly as possible.

A prospectus describing MW Bancorp, Inc.’s stock offering was also enclosed. The subscription offering has commenced and continues until 12:00 p.m., Eastern Time, on ___________, at which time your order must be received if you wish to take part in the offering.

Depending upon the outcome of the subscription offering, our best estimate at this time for trading of MW Bancorp, Inc. stock is ________. However, it could be later. The stock will be quoted on the OTC Pink Marketplace (www.otcmarkets.com). We will keep you as informed as possible on this site.

Our telephone number at the Stock Information Center is (___) ___-____.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING
Mt. Washington Savings Bank Website Message

Stock Issuance Information

The MW Bancorp, Inc. stock offering closed on ___________. The results of the offering are as follows:___________________________________________.

Interest and refund checks [if applicable] will be mailed to subscribers on or about ________, ____ by regular mail to the name and address provided on the Stock Order and Certification Form submitted. No special mailing instructions will be accepted.

Allocations are available by calling our Stock Information Center at (___) ___________. [If applicable] Please have your order acknowledgement letter available when you call.

Notice to Subscribers not receiving all shares:  Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading and recommend you verify the number of shares you received on the face of the ownership statement you will receive prior to trading your shares. [if applicable]

The transfer agent for MW Bancorp, Inc. will be [ TBD ]. (www.TBD.com), and the phone number for its Investor Relations Department is [(800) TBD-XXXX].

We anticipate trading to begin on or about ____________, ____ on the OTC Pink Marketplace (www.otcmarkets.com).

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Mt. Washington Savings Bank, MW Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

VOTE REMINDER NOTICE
Mt. Washington Savings Bank Website Message

HAVE YOU VOTED YET?
IF NOT, VOTE TODAY!

Our depositors as of             , 2014 were mailed Proxy Card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and related common stock offering.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Conversion. If you have questions about voting, please call our Information Center, toll-free, at 1-(   ) ____________, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

VOTING SITE HYPERLINK
Mt. Washington Savings Bank Website Message (Optional – if hyperlink to voting site is supported)

HAVE YOU VOTED YET?
IF NOT, VOTE TODAY!

Our depositors as of                                        , 2014 were mailed Proxy Card(s) and other materials requesting them to cast votes to approve our Plan of Conversion. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will link you to our internet voting site.

VOTE NOW (click here)
HYPERLINK= WWW.PROXYVOTENOW.COM/MWS

Thank you for taking a moment to cast your vote online. Have your Proxy Card in hand so that you can enter online the 10 digit control number printed on your Proxy Card.

MT. WASHINGTON SAVINGS BANK SPECIAL MEETING	REVOCABLE PROXY

The undersigned member of Mt. Washington Savings Bank (the “Bank”) hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys-in-fact and agents for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank (the “Meeting”) to be held at ____________________, at ___:___ __.m., Eastern Time, on ____________, 2014, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:

The approval of the plan of conversion pursuant to which the Bank will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named MW Bancorp, Inc. will become the stock holding company for the Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Bank will no longer have voting rights unless they become stockholders of MW Bancorp, Inc.; and
	FOR	☐	Please vote by marking one of the boxes with an “X”

	AGAINST	☐

such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.

The Board of Directors recommends a vote “FOR” the proposal

VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR THE BANK (INCLUDING THE ANTI-TAKEOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION, CONSTITUTION AND BYLAWS FOR THE STOCK BANK. AS A RESULT OF THE CONVERSION, MEMBERS OF THE BANK WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF MW BANCORP, INC., THE BANK’S NEW HOLDING COMPANY.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

CONTROL NUMBER

Detach the proxy voting card here
Your Board of Directors unanimously recommends

a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a stock ownership structure will best support future growth and expanded services.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Vote by Internet or Telephone 24 hours a day, 7 days a week.

Internet	Telephone	Mail
www.proxyvotenow.com/mws	[phone number]

Use the internet to vote your proxy. Have your Proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.
Mark, sign and date your Proxy Card and return it in the postage-prepaid Proxy Card reply envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to return your proxy card(s) by mail.

Each Proxy Card has a unique control number.

If you choose to vote by Internet or by Telephone, please enter the control number from each Proxy Card.

A detachable Stock Order Form is on the facing page.

MT. WASHINGTON SAVINGS BANK SPECIAL MEETING	REVOCABLE PROXY

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Mt. Washington Savings Bank at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, the proxy statement of Mt. Washington Savings Bank dated ______________, 2014, and the prospectus of MW Bancorp, Inc., prior to the execution of this proxy.

	SIGNATURE	DATE

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF MW BANCORP, INC. COMMON STOCK IN THE OFFERING.

Detach the proxy voting card here

Your Board of Directors unanimously recommends
a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a stock
ownership structure will best support future growth and
expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION.

A detachable Stock Order Form is on the facing page.